SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 1, 2009

                         FSB Community Bankshares, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

     United States                    000-52751                74-3164710
-------------------------------   -----------------------   ---------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
   of incorporation)                                         Identification No.)


45 South Main Street, Fairport, New York                      14450
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (585) 223-9080


                                 Not Applicable
                  -----------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

Effective March 1, 2009, Fairport Savings Bank, the wholly owned subsidiary of FSB Community Bankshares, Inc., entered into an employment agreement with Dana Gavenda, President and Chief Executive Officer. The agreement replaces the Amended and Restated Employment Agreement between the Bank and Mr. Gavenda that was effective as of March 1, 2006. The agreement has an initial term of three years.

Under the terms of the agreement, Mr. Gavenda's base salary is $163,000 per year. The base salary shall be reviewed at least annually and may be increased, but not decreased. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees and use of an automobile. If the Bank is required to prepare an accounting restatement due to material noncompliance of the Bank with any financial reporting requirement under the securities laws, Mr. Gavenda will reimburse the Bank for (1) any bonus or other incentive-based or equity-based compensation received during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission of the financial document embodying such financial reporting requirement and (2) any profits realized from the sale of FSB Community Bankshares, Inc. securities during that 12-month period.

The agreement provides that Mr. Gavenda's employment may be terminated for cause at any time, in which event Mr. Gavenda would have no right to receive compensation or other benefits for any period after termination. In addition, Mr. Gavenda is not entitled to any additional benefits under the employment agreement upon retirement at age 65. Should Mr. Gavenda become disabled, he would receive proceeds from a supplemental senior executive disability insurance policy, where the Bank pays the premiums for such insurance policy, and the Bank would continue life and health care coverage for Mr. Gavenda through the period of the disability insurance coverage. In the event Mr. Gavenda dies while employed by the Bank, his estate will be paid Mr. Gavenda's base salary for one year and his spouse will be entitled to continuation of medical, dental and other insurance benefits for one year after his death.

Mr. Gavenda is entitled to severance payments and benefits in the event of the termination of his employment under specified circumstances. In the event Mr. Gavenda's employment is terminated for reasons other than for cause, disability, death or retirement, or in the event Mr. Gavenda resigns within 30 days following (1) the failure to elect or reelect or to appoint or reappoint Mr. Gavenda as President and Chief Executive Officer of the Bank, (2) a material change in Mr. Gavenda's functions, duties, or responsibilities, which change would cause his position to become one of lesser responsibility, importance or scope, (3) the relocation of Mr. Gavenda's principal place of employment to a location that is more than 30 miles from the location as of March 1, 2009, (4) a material reduction in benefits and perquisites including base salary (except for any bank-wide or officer-wide reduction), or (5) a material breach of the employment agreement by the Bank, Mr. Gavenda would be entitled to a severance payment. The severance payment is equal to the sum of (i) the highest annual rate of base salary paid at any time under the agreement, and (ii) the greater of (x) the average annual cash bonus paid with respect to the one year prior to

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the termination or (y) the cash bonus paid with respect to the fiscal year ended prior to the termination; provided that if the Bank is not in compliance with its minimum capital requirements or if the payments would cause the Bank's capital to be reduced below its minimum capital requirements, the payment shall be deferred until such time as the Bank is in capital compliance. In addition, Mr. Gavenda would be entitled, at the Bank's sole expense, to the continuation of life insurance coverage and non-taxable medical and dental coverage as part of his severance benefits for 12 months.

In the event of termination of employment after a change-in-control, Mr. Gavenda is generally entitled to a change-in-control payment equal to three times the sum of (i) the highest annual rate of base salary paid at any time under the agreement, and (ii) the greater of (x) the average annual cash bonus paid with respect to the three completed fiscal years prior to the termination or (y) the cash bonus paid with respect to the fiscal year ended prior to the termination; provided that if the Bank is not in compliance with its minimum capital requirements or if the payments would cause the Bank's capital to be reduced below its minimum capital requirements, the payment shall be deferred until such time as the Bank is in capital compliance; and provided that total severance compensation from all sources shall not exceed three times Mr. Gavenda's average annual compensation over the five fiscal years before the fiscal year in which the termination of employment occurs.

However, if the change in control occurs after Mr. Gavenda has attained age 62 or after implementation of a Board-approved stock-based benefit plan, the amount that Mr. Gavenda will receive is equal to the sum of (i) the highest annual rate of base salary paid at any time under the agreement, and (ii) the greater of (x) the average annual cash bonus paid with respect to the one year prior to the termination or (y) the cash bonus paid with respect to the fiscal year ended prior to the termination; provided that if the Bank is not in compliance with its minimum capital requirements or if the payments would cause the Bank's capital to be reduced below its minimum capital requirements, the payment shall be deferred until such time as the Bank is in capital compliance.

If Mr. Gavenda's employment is terminated following a change in control, he would also receive, at the Bank's expense, continuation of life insurance coverage and non-taxable medical and dental coverage following the termination of his employment for 12 months.

Upon termination of Mr. Gavenda's employment other than in connection with a change in control, Mr. Gavenda agrees not to compete with the Bank for two years following termination of employment (one year if such termination is after a change in control) within and shall not directly or indirectly engage in any business or activity in competition with the Bank or be a director, officer or employee or consultant to any bank, savings bank, savings association or credit union, operating in Monroe County, if such entity has assets of less than $1.0 billion.

The agreement also provides for an automatic reduction in the amount of any payments made in connection with a change-in-control that would otherwise constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. The total payment owed to Mr. Gavenda upon a change-in-control
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will be  reduced  to an amount  that is $1.00  less than the  amount  that would otherwise be an "excess parachute payment" under Code Section 280G.

The employment agreement for Mr. Gavenda is attached as Exhibit 10.1 to this Current Report on Form 8-K. The above description of the agreement is qualified by reference to the agreement itself.


Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired: None

     (b) Pro Forma Financial Information: None

     (c) Shell company transactions: None

     (d) Exhibits:

          Exhibit 10.1: Employment Agreement for Dana Gavenda



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                FSB COMMUNITY BANKSHARES, INC.


DATE:  April 6, 2009                   By:      /s/ Kevin D. Maroney
                                                -------------------------------
                                                Kevin D. Maroney
                                                Chief Financial Officer